Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Michael D. Stornant
(616) 866-5728

WOLVERINE WORLD WIDE REPORTS 2019 RESULTS AND HIGHEST QUARTERLY GROWTH OF THE YEAR
Mid-teens revenue growth from Merrell and Sperry in the fourth quarter drives record adjusted earnings per share for the quarter and full-year.

Rockford, Michigan, February 25, 2020 - Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the fourth quarter and full-year ended December 28, 2019. The Company also provided its initial fiscal 2020 outlook.

“We delivered a strong finish to the fiscal year reflecting progress on our Global Growth Agenda, which drove over 5% constant currency revenue growth and record fourth quarter adjusted earnings per share of $0.59. Our fourth quarter revenues were highlighted by mid-teens growth from our largest brands - Merrell and Sperry, acceleration in our digital-direct DTC offense and improved international expansion,” said Blake Krueger, Wolverine World Wide’s Chairman, Chief Executive Officer and President. "I am pleased with our performance in fiscal 2019 and proud of our team's efforts that contributed to another record year.”

FOURTH QUARTER 2019 REVIEW

•	Reported revenue of $607.4 million increased 4.8% compared to the prior year and adjusting for currency, increased 5.1%.

•	Reported gross margin of 37.8%, decreased 140 basis points versus the prior year.

•	Reported operating margin was -0.8%, and adjusted operating margin was 10.1%.

•
Reported diluted loss per share was $0.01, compared to earnings per share of $0.39 in the prior year. Reported results include the impact of the previously disclosed litigation settlements related to legacy environmental matters.

•	Adjusted diluted earnings per share increased 13.5% to $0.59, compared to $0.52 in the prior year.

•
The reported tax rate increased to 95.3%, compared to 4.0% in the prior year. The effective tax rates in both periods benefited from a change in mix of taxable income within jurisdictions with varying tax rates and certain discrete items. The adjusted tax rate was 8.7%, compared to 11.8% in the prior year.

•
Inventories increased 9.6% compared to the prior year, in line with expectations, and included $14.9 million related to new stores, the Saucony Italy acquisition and incremental tariff costs. Inventories would have increased 4.9% without these items.

•	The Company generated $206.5 million in cash from operations during the fourth quarter.

•	The Company repurchased $4.9 million of shares in the quarter at an average price of $26.90 per share.

FULL-YEAR 2019 REVIEW

•	Reported revenue of $2,273.7 million increased 1.5% compared to the prior year and adjusting for currency, increased 2.3%.

•	Reported gross margin of 40.6%, decreased 50 basis points versus the prior year.

•	Reported operating margin was 7.5%, and adjusted operating margin was 11.5%.

•
Reported diluted earnings per share were $1.44, compared to $2.05 in the prior year. Reported results include the impact of the previously disclosed litigation settlements related to legacy environmental matters.

•	Adjusted diluted earnings per share increased 3.7% to $2.25, compared to $2.17 in the prior year.

•	The reported tax rate was 11.7%, compared to 11.9% in the prior year. The adjusted tax rate was 15.7%, compared to 13.3% in the prior year.

•	Full-year cash from operations of $222.6 million exceeded expectations.

•	The Company repurchased $319.2 million of shares during the year at an average price of $29.24 per share, and has approximately $508 million available under its authorized share repurchase programs.

"We had a very solid finish to the year, with Merrell, Sperry and Saucony - our top three brands - combining to deliver nearly 10% constant currency growth in the second half,” stated Mike Stornant, Senior Vice President and Chief Financial Officer. “In the fourth quarter, our eCommerce and International channels exceeded expectations and were major contributors to our overall performance. Our efficient business model and strong deployment of capital throughout 2019 allowed us to deliver excellent earnings leverage, resulting in record adjusted earnings per share for both the fourth quarter and full-year. We are also pleased with our strong cash generation for the quarter and full-year, partially aided by excellent inventory management in the fourth quarter."

FULL-YEAR 2020 OUTLOOK
The Company is providing its initial revenue and earnings outlook for the full-year, which is summarized below. The Company's guidance includes the current estimated impact related to the coronavirus for the first half of 2020. In recent years, the Company has diversified its supply chain away from China and in 2020, China is expected to represent less than 20% of its global production, down from approximately 40% in fiscal 2019. The Company is continuing to monitor and adjust to the fluid coronavirus situation, and recognizes that there could be additional future impact to the global supply chain or customer demand.

•
Revenue is expected to be approximately $2.29 billion to $2.34 billion, representing growth of approximately 3.0% at the high-end of the range. Constant currency revenue growth is expected to be approximately 3.5% at the high-end of the range. This outlook includes an estimated revenue impact from the coronavirus of approximately $30 million in the first half of 2020. Excluding the estimated coronavirus impact, constant currency growth in 2020 is expected to be 4.5% at the high-end of the range.

•	Gross margin is expected to be approximately 41.0%.

•	Reported operating margin is expected to be approximately 11.0% and adjusted operating margin is expected to be approximately 12.0%.

•	The effective tax rate is expected to be approximately 19.0%.

•	Diluted weighted average shares are expected to be approximately 82.5 million.

•
Reported diluted earnings per share are expected to be approximately $2.05 to $2.20. Adjusted diluted earnings per share are expected to be approximately $2.25 to $2.40. Both reported and adjusted EPS include the negative estimated impact of $0.10 related to foreign currency and $0.10 related to the coronavirus. Excluding the estimated coronavirus impact and the impact of foreign currency, adjusted EPS on a constant currency basis is expected to be $2.60 at the high-end of the range.

•	Cash flow from operations is expected to be approximately $240 million.

NON-GAAP FINANCIAL MEASURES
Measures referred to as "adjusted" financial results exclude environmental and other related costs and environmental cost recoveries, business development related costs, reorganization costs, the impact of tax reform updates and a foreign currency remeasurement gain that is not expected to reoccur. The Company also presents constant currency information, which is a non-GAAP measure that excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency basis by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results.

The Company has provided a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measure. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability of current period results to the prior period by adjusting for certain items that may not be indicative of core operating results and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at www.wolverineworldwide.com. A replay of the conference call will be available at the Company's website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Chaco®, Bates® and HYTEST®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding the Company’s global growth and the Company’s fiscal 2020 outlook and guidance. In addition, words such as "guidance," "estimates," "anticipates," "believes," "forecasts," "step," "plans," "predicts," "focused," "projects," "outlook," "is likely," "expects," "intends," "should," "will," "confident," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing, including as a result of the developing situation regarding the coronavirus outbreak that began in Wuhan, China; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and retailers; increases in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar event; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except earnings per share)

	Quarter Ended		Fiscal Year Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Revenue	$607.4	$579.6	$2,273.7	$2,239.2
Cost of goods sold	377.5	352.5	1,349.9	1,317.9
Gross profit	229.9	227.1	923.8	921.3
Gross margin	37.8%	39.2%	40.6%	41.1%

Selling, general and administrative expenses	170.7	165.5	669.3	654.1
Environmental and other related costs	64.4	7.7	83.5	15.3
Operating expenses	235.1	173.2	752.8	669.4
Operating expenses as a % of revenue	38.7%	29.9%	33.1%	29.9%

Operating profit (loss), net	(5.2)	53.9	171.0	251.9
Operating margin	(0.9)%	9.3%	7.5%	11.2%

Interest expense, net	8.2	5.8	30.0	24.5
Debt extinguishment and other costs	—	0.6	—	0.6
Other expense (income), net	(1.7)	6.6	(4.9)	(0.6)
Total other expenses	6.5	13.0	25.1	24.5
Earnings (loss) before income taxes	(11.7)	40.9	145.9	227.4

Income tax expense (benefit)	(11.2)	1.6	17.0	27.1
Effective tax rate	95.3%	4.0%	11.7%	11.9%

Net earnings (loss)	(0.5)	39.3	128.9	200.3

Less: net earnings attributable to noncontrolling interests	0.4	—	0.4	0.2
Net earnings (loss) attributable to Wolverine World Wide, Inc.	$(0.9)	$39.3	$128.5	$200.1
Diluted earnings (loss) per share	$(0.01)	$0.39	$1.44	$2.05

Supplemental information:
Net earnings (loss) used to calculate diluted earnings (loss) per share	$(1.1)	$36.0	$126.0	$194.4
Shares used to calculate diluted earnings (loss) per share	80.5	91.9	87.2	95.0
Weighted average shares outstanding	81.0	93.6	85.7	94.8

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	December 28, 2019	December 29, 2018
ASSETS
Cash and cash equivalents	$180.6	$143.1
Accounts receivables, net	331.2	361.2
Inventories, net	348.2	317.6
Other current assets	107.1	45.8
Total current assets	967.1	867.7
Property, plant and equipment, net	141.0	130.9
Lease right-of-use assets	160.8	—
Goodwill and other indefinite-lived intangibles	1,043.4	1,028.9
Other noncurrent assets	167.7	155.6
Total assets	$2,480.0	$2,183.1

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$380.8	$340.6
Lease liabilities	34.1	—
Current maturities of long-term debt	12.5	7.5
Borrowings under revolving credit agreements	360.0	125.0
Total current liabilities	787.4	473.1
Long-term debt	425.9	438.0
Lease liabilities, noncurrent	147.2	—
Other noncurrent liabilities	341.1	280.4
Stockholders' equity	778.4	991.6
Total liabilities and stockholders' equity	$2,480.0	$2,183.1

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Fiscal Year Ended
	December 28, 2019	December 29, 2018
OPERATING ACTIVITIES:
Net earnings	$128.9	$200.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	32.7	31.5
Deferred income taxes	(9.0)	22.1
Stock-based compensation expense	24.5	31.2
Pension contribution	—	(60.7)
Pension and SERP expense	5.6	11.8
Debt extinguishment costs	—	0.6
Cash payments related to restructuring costs	(0.3)	(5.1)
Environmental and other related costs, net of cash payments	48.8	(6.1)
Other	(11.3)	9.8
Changes in operating assets and liabilities	2.7	(137.9)
Net cash provided by operating activities	222.6	97.5

INVESTING ACTIVITIES:
Business acquisition, net of cash acquired	(15.1)	—
Additions to property, plant and equipment	(34.4)	(21.7)
Proceeds from sale of assets	—	2.2
Investment in joint ventures	(8.5)	—
Other	(3.5)	(2.7)
Net cash used in investing activities	(61.5)	(22.2)

FINANCING ACTIVITIES:
Net borrowings under revolving credit agreements	235.0	124.5
Borrowings of long-term debt	—	200.0
Payments on long-term debt	(7.5)	(538.2)
Payments of debt issuance and debt extinguishment costs	(0.3)	(2.7)
Cash dividends paid	(33.6)	(28.6)
Purchase of common stock for treasury	(319.2)	(174.7)
Employee taxes paid under stock-based compensation plans	(16.9)	(8.8)
Proceeds from the exercise of stock options	12.2	24.0
Contributions from noncontrolling interests	5.7	—
Net cash used in financing activities	(124.6)	(404.5)

Effect of foreign exchange rate changes	1.0	(8.7)
Increase (decrease) in cash and cash equivalents	37.5	(337.9)

Cash and cash equivalents at beginning of the year	143.1	481.0
Cash and cash equivalents at end of the year	$180.6	$143.1

The following tables contain information regarding the non-GAAP financial measures used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q4 2019 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE
TO ADJUSTED REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis 2019-Q4	Foreign Exchange Impact	Constant Currency Basis 2019-Q4	GAAP Basis 2018-Q4	Constant Currency Growth (Decline)	Reported Growth (Decline)
REVENUE
Wolverine Michigan Group	$360.0	$1.3	$361.3	$334.5	8.0%	7.6%
Wolverine Boston Group	234.1	0.5	234.6	230.8	1.6	1.4
Other	13.3	0.1	13.4	14.3	(6.3)	(7.0)
Total	$607.4	$1.9	$609.3	$579.6	5.1%	4.8%

RECONCILIATION OF REPORTED OPERATING MARGIN
TO ADJUSTED OPERATING MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Operating Profit (Loss) - Fiscal 2019 Q4	$(5.2)	$66.5	$61.3

Operating margin	(0.8)%		10.1%

Operating Profit - Fiscal 2018 Q4	$53.9	$8.2	$62.1

Operating margin	9.3%		10.7%
(1)    Q4 2019 adjustments reflect $64.4 million of environmental and other related costs net of a settlement and $2.1 million of costs related to business development costs and reorganization costs. Q4 2018 adjustments include $7.7 million of environmental and related costs and $0.5 million of other costs.

RECONCILIATION OF REPORTED DILUTED EPS
TO ADJUSTED DILUTED EPS*
(Unaudited)

	GAAP Basis	Adjustments (1)	As Adjusted

EPS - Fiscal 2019 Q4	$(0.01)	$0.60	$0.59

EPS - Fiscal 2018 Q4	$0.39	$0.13	$0.52
(1)    Q4 2019 adjustments reflect environmental and other related costs net of a settlement, business development costs and reorganization costs. Q4 2018 adjustment include the impact of environmental and related costs, pension settlement costs and other costs.

RECONCILIATION OF THE REPORTED EFFECTIVE TAX RATE
TO THE ADJUSTED EFFECTIVE TAX RATE*
(Unaudited)

	GAAP Basis	Adjustments (1)	As Adjusted

Effective Tax Rate - Fiscal 2019 Q4	95.3%	(86.6)%	8.7%

Effective Tax Rate - Fiscal 2018 Q4	4.0%	7.8%	11.8%
(1)    Q4 2019 adjustments reflect the tax impact of environmental and other related costs net of a settlement, business development costs and reorganization costs. Q4 2018 adjustment includes the tax impact of environmental and related costs, pension settlement costs and other costs.

2019 FULL-YEAR RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE
TO ADJUSTED REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis 2019	Foreign Exchange Impact	Constant Currency Basis 2019	GAAP Basis 2018	Constant Currency Growth (Decline)	Reported Growth (Decline)
REVENUE
Wolverine Michigan Group	$1,299.7	$11.3	$1,311.0	$1,272.2	3.0%	2.2%
Wolverine Boston Group	910.9	5.2	916.1	895.5	2.3	1.7
Other	63.1	0.2	63.3	71.5	(11.5)	(11.7)
Total	$2,273.7	$16.7	$2,290.4	$2,239.2	2.3%	1.5%

RECONCILIATION OF REPORTED OPERATING MARGIN
TO ADJUSTED OPERATING MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Operating Profit - Fiscal 2019	$171.0	$91.6	$262.6

Operating margin	7.5%		11.5%

Operating Profit - Fiscal 2018	$251.9	$15.8	$267.7

Operating margin	11.2%		12.0%
(1)    2019 adjustments reflect $83.5 million of environmental and other related costs net of a settlement and $8.1 million of other costs including business development costs and reorganization costs. 2018 adjustments include $15.3 million of environmental and related costs and $0.5 million of other costs.

RECONCILIATION OF REPORTED DILUTED EPS
TO ADJUSTED DILUTED EPS*
(Unaudited)

	GAAP Basis	Adjustments (1)	As Adjusted

EPS - Fiscal 2019	$1.44	$0.81	$2.25

EPS - Fiscal 2018	$2.05	$0.12	$2.17
(1)    2019 adjustments reflect environmental and other related costs net of a settlement, business development costs and reorganization costs. Fiscal 2018 adjustments include the impact of environmental and related costs, pension settlement costs and a foreign currency remeasurement gain recorded in the second quarter.

RECONCILIATION OF THE REPORTED EFFECTIVE TAX RATE
TO THE ADJUSTED EFFECTIVE TAX RATE*
(Unaudited)

	GAAP Basis	Adjustments (1)	As Adjusted

Effective Tax Rate - Fiscal 2019	11.7%	4.0%	15.7%

Effective Tax Rate - Fiscal 2018	11.9%	1.4%	13.3%
(1)    2019 adjustments reflect the tax impact of environmental and other related costs net of a settlement, business development costs and reorganization costs. 2018 adjustment includes the tax impact of environmental and related costs, pension settlement costs and a foreign remeasurement gain recorded in the second quarter.

2020 GUIDANCE RECONCILIATION TABLES

RECONCILIATION OF FISCAL 2020 FULL-YEAR REPORTED REVENUE GUIDANCE TO
ADJUSTED REVENUE GUIDANCE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Foreign Exchange Impact	Coronavirus Impact	Adjusted Revenue Guidance	Adjusted Revenue Growth	Reported Growth

Revenue Guidance	$ 2,290 - 2,340	$10.0	$30.0	$ 2,330 - 2,380	2.5% - 4.5%	0.7% - 2.9%

RECONCILIATION OF FISCAL 2020 FULL-YEAR REPORTED OPERATING
MARGIN GUIDANCE TO ADJUSTED OPERATING MARGIN GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Operating Profit - Fiscal 2020	$ 245 - 260	$20.0	$ 265 - 280

Operating margin	10.7% - 11.1%		11.6% - 12.0%

(1) 2020 adjustments reflect $15 million of estimated environmental and other related costs and $5 million of estimated reorganization costs.

RECONCILIATION OF REPORTED DILUTED EPS
TO ADJUSTED DILUTED EPS AND SUPPLEMENTAL INFORMATION*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Diluted earnings per share	$2.05 - $2.20	$0.20	$2.25 - $2.40

Supplemental information:

Net Earnings - Fiscal 2020	$ 173 - 186	$17	$ 190 - 203

Net earnings used to calculate diluted earnings per share	$ 170 - 182	$17	$ 187 - 199

Shares used to calculate diluted earnings per share	82.5		82.5
(1) 2020 adjustments reflect $13 million of estimated tax effected environmental and other related costs and $4 million of reorganization and other costs.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS EXCLUDING THE ESTIMATED IMPACT OF THE CORONAVIRUS AND FOREIGN CURRENCY*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted	Foreign Exchange Impact	Coronavirus Impact	As Adjusted

Diluted earnings per share	$2.05 - $2.20	$0.20	$2.25 - $2.40	$0.10	$0.10	$2.45 - $2.60

(1) 2020 adjustments reflect $13 million of estimated tax effected environmental and other related costs and $4 million of reorganization and other costs.

*
To supplement the consolidated condensed financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if environmental and other related costs and environmental cost recoveries, business development related costs, reorganization costs, the impact of tax reform updates and a foreign currency remeasurement gain that is not expected to reoccur were excluded. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results.

Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures are found in the financial tables above.